Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com

                                                        SHIRE

STOCK EXCHANGE ANNOUNCEMENT
8 April 2003



Shire Pharmaceuticals Group plc (the "Company")

The Company announces that it was notified on 8 April 2003 under Sections 198 to 202 of the Companies Act that on 4 April 2003 Franklin Resources, Inc. and its affiliates had holdings managed on behalf of investment clients of 72,719,340 ordinary shares of (pound)0.05p each in the capital of the Company. These holdings represent 15.0140 per cent of the issued ordinary share capital of the Company.




T May
Company Secretary


For further information please contact:

Investor Relations
Gordon Ngan: +44 1256 894 160

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international specialty pharmaceutical company with a strategic focus on four therapeutic areas - central nervous system disorders (CNS), oncology, gastro-intestinal (GI) and anti-infectives. Shire also has three platform technologies: advanced drug delivery, lead optimisation for small molecules and biologics. Shire's core strategy is based on research and development combined with in licensing and a focus on eight key pharmaceutical markets.

For further information on Shire, please visit the Company's website: www.shire.com